UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 23, 2015

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 5.02(e) below is hereby incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e).

On September 23, 2015, Summit Healthcare REIT, Inc. (the “Company”) entered into employment agreements with each of its named executive officers, Kent Eikanas, President and Chief Operating Officer, Elizabeth Pagliarini, Chief Financial Officer, and Peter A. Elwell, Chief Investment Officer. These employment agreements were approved by the Company’s Compensation Committee and Board of Directors.

The descriptions of the employment agreements entered into with Ms. Pagliarini and Messrs. Eikanas and Elwell set forth below are qualified in their entirety by reference to the full text of the agreements, copies of which are filed herewith and incorporated by reference herein.

Each employment agreement has a three-year term and contains standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following a change in control of the Company. The initial base salaries for each of Mr. Eikanas, Ms. Pagliarini and Mr. Elwell are as follows: $300,000, $200,000 and $200,000 per year.

Under each employment agreement,

(a) the term “cause” means:

•	the willful or grossly negligent failure by the executive to perform his or her duties and obligations under the employment agreement, other than any such failure resulting from the disability of the executive;

•	the executive’s indictment for, conviction of, or plea of guilty or nolo contendere to, a crime or offense (i) constituting a felony or involving fraud, embezzlement or moral turpitude or (ii) involving the property of the Company that results in a material loss to the Company; provided that, in the event that Executive is arrested for such a crime or offense, then Company may, at its option, place the executive on paid leave of absence, pending the final outcome of such arrest;

•	the executive’s violation of the law which results in a conviction, which violation in the reasonable opinion of the Board, after consultation with outside independent counsel (appointed with concurrent approval by Board and executive), is material and injurious to Company; or

•	the executive’s material breach of any material agreement with or material policy of the Company.

(b) the term “good reason” means:

•	a failure to pay or reduction in the executive’s base salary;

•	a material diminution in or other substantial adverse alteration in the nature or scope of the executive’s authority, title, duties and responsibilities (including reporting responsibilities) with the Company as set forth in his or her employment agreement; or

•	the executive has been asked to relocate his or her principal place of business to a location that is more than thirty (30) miles from Company’s offices located in Lake Forest, CA.

and (c) the term “change in control” means a change of control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), plus the occurrence of any of the following:

•	the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”));

•	any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise;

•	during any period of twelve (12) consecutive months, present and certain new directors cease for any reason to constitute a majority of the Board;

•	the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the shares of voting stock of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the shares of voting stock of the Company that were outstanding immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The employment agreements also contain non-disclosure and non-solicitation provisions. During the period of the employment agreement and the longer of three months or the time for which the executive is still being paid under the employment agreement (but not to exceed one year), the named executive officer shall not disclose any confidential information about the Company and shall not solicit any customer or employee of the Company to cease doing business with or make or modify their relationship with the Company. The agreements also contain bilateral non-disparagement covenants.

Under each employment agreement, the following potential payments exist upon termination or a change in control:

•	Termination by the Company Without Cause or by Named Executive Officer For Good Reason. If there is a termination of employment by the Company without cause or by the named executive officer for good reason, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, any accrued but unused paid time off, expenses not yet reimbursed, vested benefits accrued through the termination date payable pursuant to the plans providing such benefits and cash severance in the amount equal to two (2) times base salary for Mr. Eikanas and one (1) times base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums.

•	Termination by the Company With Cause or by Named Executive Officer Without Good Reason. If there is a termination of employment by the Company with cause or by the named executive officer without good reason, then the named executive officer will be entitled to receive payment of any base salary amounts and unused paid time off that have accrued but not been paid as of the termination date and expenses not yet reimbursed.

•	Termination Upon Death or Disability. If there is a termination of employment as a result of death or disability, then the named executive officer will be entitled to receive payment of any base salary amounts and unused paid time off that have accrued but not been paid as of the termination date and expenses not yet reimbursed. In addition, the executive and/or his or her dependents shall be entitled to reimbursement for monthly COBRA premiums. The Company will also provide the named executive officer with, and throughout the executive’s term of employment pay the premiums on, a term life insurance policy with a death benefit of five hundred thousand dollars ($500,000) for Mr. Eikanas and two hundred fifty thousand dollars ($250,000) for Ms. Pagliarini and Mr. Elwell. The executive shall be the named insured and sole owner of the policy.

•	Termination by the Company’s Failure to Renew the Employment Agreement. If there is a termination of employment as a result of the Company’s failure to renew an executive’s applicable employment agreement, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, any accrued but unused paid time off, expenses not yet reimbursed and cash severance in the amount equal to one (1) times base salary for Mr. Eikanas and six (6) months of base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums.

•	Change in Control. If the Company undergoes a change in control during the executive’s term of employment or within six months after the termination of the executive’s employment for any reason, then the Company will pay a cash bonus in the amount equal to three (3) times base salary for Mr. Eikanas and two (2) times base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 23, 2015, between Kent Eikanas and the Company
10.2	Employment Agreement, dated as of September 23, 2015, between Peter Elwell and the Company
10.3	Employment Agreement, dated as of September 23, 2015, between Elizabeth Pagliarini and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: September 28, 2015